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                                                                EXHIBIT 5
                           THOMPSON, HINE AND FLORY
                               ATTORNEYS AT LAW
    AKRON, OHIO        1100 NATIONAL CITY BANK BUILDING         (216) 566-5500
 BRUSSELS, BELGIUM            629 EUCLID AVENUE               FAX (216) 566-5583
  CINCINNATI, OHIO        CLEVELAND, OHIO 44114-3070
   COLUMBUS, OHIO                                               WRITER'S DIRECT
    DAYTON, OHIO                                                  DIAL NUMBER
PALM BEACH, FLORIDA
  WASHINGTON, D.C.                                                 566-5500

                              November 30, 1994



KeyCorp
127 Public Square
Cleveland, Ohio  44114

Gentlemen:

        As counsel for KeyCorp (the "Company"), we are familiar with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 4,800,000 of the Company's Common Shares, $1 par value each and related rights to purchase Common Shares (the "Shares"), to be registered in connection with the Company's Amended and Restated 1991 Equity Compensation Plan (the "Plan").

        In connection with the foregoing, we have examined the following:

        1. The Amended and Restated Articles of Incorporation and the Regulations of the Company, both as amended to date;

        2. The records relating to the organization of the Company and such other records of corporate proceedings and such other documents as we deemed necessary to examine as a basis for the opinions hereinafter expressed;

        3. The Registration Statement (including Exhibits thereto) to be filed with the Commission; and

        4. Copies of the Plan, and the records of the proceedings of the Board of Directors of the Company relating to the adoption and approval thereof.

        Based upon such examination, we are of the opinion that:
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THOMPSON, HINE AND FLORY


KeyCorp                                                                 Page 2
November 30, 1994



        A. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

        B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

        We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and to the use of our name therein.


                                        Very truly yours,


                                        /s/ Thompson, Hine and Flory
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